                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 12, 2004

                         OUTDOOR CHANNEL HOLDINGS, INC.
                           (Exact Name of Registrant)

            ALASKA                                               33-0074499
-------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
        Incorporation)                                       Identification No.)

                                     0-17287
                             ---------------------
                             (Commission File No.)


  43445 Business Park Drive, Suite 113, Temecula, California        92590
-------------------------------------------------------------     ----------
(Address of principal executive offices)                          (Zip Code)

                                 (909) 699-4749
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed, since last report)


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Item 5. Other Events.

     As of May 12, 2004, Outdoor Channel Holdings, Inc. ("Holdings") executed an amendment and restatement of the Agreement and Plan of Merger (the "Merger Agreement") by and among The Outdoor Channel, Inc. a Nevada corporation ("TOC"), Gold Prospector's Association of America, Inc., a California corporation and a wholly-owned subsidiary of Holdings ("GPAA") and Holdings dated as of April 20, 2004. The amended agreement does not change the exchange ratio. Pursuant to the amended agreement, Holdings would now acquire all of the outstanding shares of TOC that it does not currently hold through a merger of a newly formed, wholly owned subsidiary of Holdings and TOC, with TOC as the surviving corporation. The Merger Agreement is filed as an exhibit herewith and is incorporated by reference herein.





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Item 7.  Financial Statement and Exhibits

     (c) Exhibits

         2.1 Agreement and Plan of Merger by and among Outdoor Channel Holdings, Inc., Gold Prospector's Association of America, Inc. and The Outdoor Channel, Inc. as amended and restated as of May 12, 2004






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





OUTDOOR CHANNEL HOLDINGS, INC.


By:
     /s/ William A. Owen
     -------------------
         William A. Owen
         Chief Financial Officer


Dated: May 12, 2004



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                                  EXHIBIT INDEX

         2.1 Agreement and Plan of Merger by and among Outdoor Channel Holdings, Inc., Gold Prospector's Association of America, Inc. and The Outdoor Channel, Inc.








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